UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 23, 2005

AFFIRMATIVE INSURANCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation	000-50795 (Commission File Number)	75-2770432 (I.R.S. Employer Identification Number)

4450 Sojourn Drive, Suite 500 Addison, Texas (Address of principal executive offices)		75001 (Zip code)
(972) 728-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.
     We entered into new employment agreements with M. Sean McPadden, Executive Vice President and President, Underwriting Division, and Katherine C. Nolan, Executive Vice President and President, Retail Division, respectively. Each of the new employment agreements has a two year term which is automatically extended for additional two-year terms unless prior written notice of non-extension is provided by us or the executive. The employment agreements provide for an annual base salary of $300,000 for Mr. McPadden and $240,000 for Ms. Nolan. If Mr. McPadden terminates his employment in certain circumstances during the five-week period beginning on the date that a permanent chief executive officer is employed by us, Mr. McPadden is entitled to: (1) an amount equal to all compensation, including base salary, deferred compensation, reimbursement for reasonable and necessary expenses and any bonuses and incentive compensation, earned or accrued through the termination date but not paid as of the termination date, (2) $160,000, adjusted pro rata for the number of days in the applicable year through the termination date, and (3) an amount equal to $35,833.33, payable at the close of each of the twenty-four consecutive thirty-day periods following the termination date, or, in the alternative, Mr. McPadden may elect to receive a lump sum equal to the present value of $860,000, payable within 30 days of such election. In addition, following such termination, for a period of twenty-four months, or for such longer period as any of our applicable plans, programs or policies may provide, Mr. McPadden and his family will continue to receive benefits, including medical, dental, health, death and disability, at least comparable to those which would have been provided under the applicable plans, programs or policies had Mr. McPadden’s employment not been terminated. If Ms. Nolan terminates her employment in certain circumstances during the five-week period beginning on the date that a permanent chief executive officer is employed by us, Ms. Nolan is entitled to: (1) an amount equal to all compensation, including base salary, deferred compensation, reimbursement for reasonable and necessary expenses and any bonuses and incentive compensation, earned or accrued through the termination date but not paid as of the termination date, (2) $125,000, adjusted pro rata for the number of days in the applicable year through the termination date, and (3) an amount equal to $28,333.33, payable at the close of each of the twenty-four consecutive thirty-day periods following the termination date, or, in the alternative, Ms. Nolan may elect to receive a lump sum equal to the present value of $680,000, payable within 30 days of such election. In addition, following such termination, for a period of twenty-four months, or for such longer period as any of our applicable plans, programs or policies may provide, Ms. Nolan and her family will continue to receive benefits, including medical, dental, health, death and disability, at least comparable to those which would have been provided under the applicable plans, programs or policies had Ms. Nolan’s employment not been terminated.
     Under each employment agreement, Mr. McPadden and Ms. Nolan, respectively, will be eligible to participate in all annual and long-term bonus or incentive compensation plans in which our comparable executives are eligible to participate, subject to the terms and conditions of the applicable plan. If either executive’s employment is terminated either by us without cause or by the executive for good reason, the executive is entitled to: (1) an amount equal to all compensation, including base salary, deferred compensation, reimbursement for reasonable and necessary expenses and any bonuses and incentive compensation, earned or accrued through the termination date but not paid as of the termination date, (2) an amount, adjusted pro rata for the number of days in the applicable year through the termination date, equal to the greater of (i) the most recent annual cash bonus paid or payable to the executive, (ii) the annual cash bonus paid or payable for the year ended prior to the fiscal year during which a change of control occurred, or (iii) the average of the annual cash bonuses paid or payable during the two full fiscal years prior to the termination date, or, if greater, the two full fiscal years prior to a change of control and (3) an amount equal to one-twelfth of the sum of the applicable base salary and annual bonuses due the executive, payable at the close of each of the twenty-four consecutive thirty-day periods following the termination date. In addition, following the termination of the executive’s employment by us without cause or by the executive for good reason, for a period of twenty-four months, or for such longer period as any of our applicable plans, programs or policies may provide, the executive and his or her family will continue to receive benefits, including medical, dental, health, death and disability, at least comparable to those which would have been provided under the applicable plans, programs or policies had the executive’s employment not been terminated. Each employment agreement provides that for a period of two years following the termination of the executive’s employment with us, the executive will not enter into or engage in any phase of our business in any state in which we are currently conducting business or are planning to conduct business as of the termination of the executive’s employment. Each executive is also prohibited, for a period of two years following the expiration or termination of his or her employment, from directly or indirectly soliciting (1) any employee of ours to terminate their employment with us in favor of employment with any other business, (2) any person who was an employee of ours during the six month period prior to the termination of the executive’s employment, or (3) any business relating to non-standard automobile insurance from any past, current or prospective customer of ours. Each employment agreement also prohibits each executive from, during the term of his or her employment and anytime thereafter, from disclosing, divulging, publishing, or making any use of any confidential information relating to our business or that of any of our subsidiaries without our consent.
     The above description of the terms of our employment agreements with Mr. McPadden and Ms. Nolan does not purport to be exhaustive and is qualified in its entirety by reference to Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated by reference into this Item 1.01.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Number	Exhibit
10.1	Employment Agreement between Affirmative Insurance Holdings, Inc. and M. Sean McPadden

10.2	Employment Agreement between Affirmative Insurance Holdings, Inc. and Katherine C. Nolan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:	/s/ DAVID B. SNYDER
David B. Snyder
Senior Vice President, Secretary and General Counsel

Date: November 30, 2005

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